FirstEnergy Corp.	For Release: January 16, 2007
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:
Ellen S. Raines
(330) 384-5808

MICHAEL J. ANDERSON ELECTED TO FIRSTENERGY BOARD

Akron, OH - FirstEnergy (NYSE: FE) announced that Michael J. Anderson, president and chief executive officer of The Andersons, Inc., has been elected to the company’s Board of Directors, effective February 1, 2007. Mr. Anderson also is a director of Maumee, Ohio-based The Andersons, a diversified company with interests in agriculture, ethanol, railcar marketing, industrial and turf products, and general merchandise retailing.

“Mike is a great addition to our Board,” said Chairman George M. Smart. “He brings a wealth of business and financial expertise to FirstEnergy and the shareholders we represent. And, with his company headquartered in our Toledo Edison service area, Mike has a broad understanding of our customers and the region we are privileged to serve.”

Mr. Anderson was an auditor with Arthur Young & Co., prior to joining The Andersons in 1978. He held various positions with the company prior to being named president. He is on the board of directors of Interstate Bakeries, the boards of trustees of St. Luke’s Hospital and the Urban League of Greater Toledo, and a trustee and officer of the YMCA of Greater Toledo.

FirstEnergy is a diversified energy company headquartered in Akron, Ohio. Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services. Its seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system based on serving 4.5 million customers in Ohio, Pennsylvania and New Jersey; and its generation subsidiaries control more than 14,000 megawatts of capacity.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in our Securities and Exchange Commission filings, generally, and heightened scrutiny at the Perry Nuclear Power Plant in particular, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (including, but not limited to, the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan) and the Pennsylvania Public Utility Commission, including the transition rate plan filings for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the successful completion of the share repurchase program announced August 10, 2006, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, including our annual report on Form 10-K for the year ended December 31, 2005, and other similar factors. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.